Power2Ship
                               www.POWER2SHIP.COM


October 19, 2004, 2004




Mr. Michael Garnick
1590 Stockton Road
Meadowbrook, PA  19046

Dear Michael,

     This letter sets forth an agreement (the "Agreement") between Power2Ship, Inc., its affiliates and assigns (the "Company") and you related to your providing various consulting services to Company. You shall be an independent contractor and shall have no right or authority to assume or create any obligations or responsibility, express or implied, on behalf of or in the name of the Company, unless specifically authorized in writing by the Company. The term of this Agreement shall be twelve (12) months commencing upon the date of execution of this Agreement. This Agreement shall be binding upon the Company and you and its and your respective successors and assigns.

     Pursuant to the Agreement, you shall provide business advisory services to the senior executives of the Company with respect to certain legal and other matters as requested by the Chief Executive Officer of the Company from time to time (the "Consulting Services"). You may provide the Consulting Services from any location and in any form (i.e., oral, written, electronic, etc.) that you deem appropriate.

     In consideration for providing the Consulting Services, the Company shall grant you, as a signing bonus upon execution of this Agreement, 150,000 shares of the Company's common stock, all of which are "free trading" shares that have been registered in a registration statement on Form S-8 which the Company filed with the SEC on June 6, 2003. These 150,000 shares shall be deemed earned upon their receipt by you and under no circumstances shall the Company ever contest your ownership thereof.

     Further, the Company shall reimburse you for any out-of-pocket expenses you incur while providing the Consulting Services upon submission of an expense report with receipts attached thereto. Expenses in excess of $100 during any monthly period must be pre-approved in writing by the Company.


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Consulting Agreement
October 12, 2004October 19, 2004
Page 2 of 2
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     All notices and other communications hereunder shall be delivered or mailed to you at your address set forth at the beginning of this letter or to the Company at the address set forth in the footer of this letter, or to such other address furnished by either party to the other in writing.

     If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever; (i) the validity, legality and enforceability of the remaining provisions of this Agreement (including, with limitation, each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (ii) to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held, invalid illegal or unenforceable.

     This Agreement shall be construed in accordance with and governed in all respects exclusively by the laws of the State of Florida without reference to the conflict or choice of law provisions thereof.

     Should any dispute arise in the administration of this Agreement, the dispute shall be resolved through arbitration under the rules of the American Arbitration Association with its location in the state of Florida.

This Agreement contains the entire agreement between the parties with respect to the services to be provided to the Company by you and supersedes any and all prior understandings, agreement or correspondence between the parties.

     This Agreement is not assignable by you without prior written consent of the Company. Any attempted assignment without such consent shall be void.

     No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both parties hereto. No waiver of any other provisions hereof (whether or not similar) shall be binding unless executed in writing by both parties hereto nor shall such waiver constitute a continuing waiver.

     This Agreement may be executed in one or more counterparts, all of which taken together shall constitute one and the same instrument.

     The signatures of both parties below shall be evidence of acceptance of the terms and conditions in this letter agreement and shall be binding upon the parties.


POWER2SHIP, INC.

s/s Richard Hersh                         s/s Michael Garnick
---------------------                     ---------------------------
Richard Hersh                             Michael Garnick
Chairman & CEO




Congress Corporate Plaza 901                                   Tel: 561-998-7557
903 Clint Moore Road                                     Toll-free: 866-727-4995
Boca Raton, Florida 33487                                      Fax: 561-998-7821

 www.power2ship.com     |       www.p2scarrier.com     |      www.p2sshipper.com
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